Exhibit 99.1

FOR IMMEDIATE RELEASE April 18, 2023

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports first quarter 2023 EPS of $1.45

GULFPORT, Miss. (April 18, 2023) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2023. Net income for the first quarter of 2023 totaled $126.5 million, or $1.45 per diluted common share (EPS), compared to $143.8 million, or $1.65 per diluted common share, in the fourth quarter of 2022. The company reported net income for the first quarter of 2022 of $123.5 million, or $1.40 per diluted common share.

First Quarter 2023 Highlights

•
Pre-provision net revenue (PPNR) totaled $167.0 million, compared to $185.0 million at 4Q22
•
Deposits increased $542.7 million, or 7% LQA
•
Total loan growth of $290.5 million, or 5% LQA
•
Criticized commercial loans and nonaccrual loans relatively stable, linked-quarter
•
ACL coverage remained strong at 1.46%
•
NIM decreased 13 basis points (bps) to 3.55%
•
CET1 ratio estimated at 11.61%, up 20 bps; TCE ratio 7.16%, up 7 bps
•
Efficiency ratio remains below 55% target at 53.76%

“The first quarter of 2023 was a solid start to the year, despite challenges to our industry following recent bank failures,” said John M. Hairston, President & CEO. “We continue to operate with strong liquidity, solid capital, and a stable, seasoned deposit base that is well-diversified among consumer, commercial, and wealth clients. Results for the quarter reflect both core client deposit and loan growth, relatively stable asset quality metrics, and a solid allowance for credit losses. We also ended the quarter with strong liquidity and improved capital ratios. Continued rate hikes and the current banking environment have led to increased deposit costs, in turn, compressing NIM and impacting our efficiency ratio. However, our goal of maintaining an efficiency ratio at or below 55% remains, and we will continue to proactively manage expenses and seek opportunities to enhance revenue in order to meet our CSOs.”

Loans

Total loans were $23.4 billion at March 31, 2023, up $290.5 million, or 1%, from December 31, 2022. One-time close products drove the increase in mortgage loans, while growth in commercial real estate-income producing (CRE-income producing) loans was driven by movement of construction and land development loans (C&D) to permanent financing at construction completion.

Average loans totaled $23.1 billion for the first quarter of 2023, up $363.3 million, or 2%, linked-quarter. Management expects 2023 period-end loan growth to be in the range of low- to mid-single digits compared to year-end 2022.

Deposits

Total deposits at March 31, 2023 were $29.6 billion, up $542.7 million, or 2%, from December 31, 2022. The growth in deposits is primarily due to an increase in core client deposits and brokered deposits, partly offset by typical seasonal runoff in public funds deposits. Competitive rates on certain time deposit (CD) products led to a shift from no and low cost deposits, including both demand deposit accounts (DDA) and interest-bearing priority checking and savings accounts, to higher-rate CD products. Following the bank failures in middle March and out of an abundance of caution, $568 million of brokered deposits were issued during the quarter to increase liquidity.

DDAs totaled $12.9 billion at March 31, 2023, down $785.1 million, or 6%, from December 31, 2022 and comprised 43% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $10.7 billion at the end of the first quarter of 2023, a decrease of $66.3 million, or less than 1%, linked-quarter. Compared to December 31, 2022, time deposits of $2.4 billion were up $984.1 million, or 68%, and brokered deposits were up $568 million. Interest-bearing public fund deposits decreased $158.0 million, or 5%, linked-quarter, ending March 31, 2023 at $3.1 billion.

Average deposits for the first quarter of 2023 were $28.8 billion, virtually unchanged linked-quarter. Management expects 2023 period-end deposit level growth to be flat to low single digits compared to year-end 2022.

Asset Quality

The total allowance for credit losses (ACL) was $341.4 million at March 31, 2023, unchanged from December 31, 2022. During the first quarter of 2023, the company recorded a provision for credit losses of $6.0 million, compared to a provision of $2.5 million in the fourth quarter of 2022. There were $5.7 million of net charge-offs in the first quarter of 2023, or 0.10% of average total loans on an annualized basis, compared to net charge-offs of $1.0 million, or 0.02% of average total loans in the fourth quarter of 2022. The ratio of ACL to period-end loans was 1.46% at March 31, 2023, down slightly from 1.48% at December 31, 2022.

The company’s overall asset quality metrics were relatively stable linked-quarter, with criticized commercial loans slightly down and nonaccrual loans up slightly, linked-quarter. Criticized commercial loans totaled $295.5 million, or 1.59% of total commercial loans, at March 31, 2023, compared to $301.9 million, or 1.64% of total commercial loans at December 31, 2022. Nonaccrual loans totaled $54.3 million, or 0.23% of total loans, at March 31, 2023, compared to $39.0 million, or 0.17% of total loans, at December 31, 2022. ORE and foreclosed assets were $2.0 million, unchanged linked-quarter.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the first quarter of 2023 was $287.6 million, a decrease of $10.5 million, or 4%, from the fourth quarter of 2022. The net interest margin (NIM) (TE) was 3.55% in the first quarter of 2023, down 13 bps linked-quarter. A shift in the mix of earning assets led to a 33 basis point improvement in the NIM that was offset by the impact of deposit remix (-35 bps) and short-term borrowing costs (-11 bps). Additional NIM detail and guidance is included in the first quarter of 2023 earnings investor deck.

Average earning assets were $32.8 billion for the first quarter of 2023, up $509.1 million, or 2%, from the fourth quarter of 2022. The increase reflects the loan and short-term investments growth experienced during the quarter.

Noninterest Income

Noninterest income totaled $80.3 million for the first quarter of 2023, up $3.3 million, or 4%, from the fourth quarter of 2022.

Service charges on deposits were down $1.6 million, or 7%, from the fourth quarter of 2022. The decline was primarily related to the elimination of certain consumer nonsufficient funds (NSF) and overdraft (OD) fees effective December 1, 2022.

Bankcard and ATM fees were down $0.2 million, or less than 1%, from the fourth quarter of 2022. Investment and annuity income and insurance fees were up $2.0 million, or 30%, linked-quarter, related to the current rate environment and corporate underwriting fees. Trust fees were up $0.2 million, or 1% linked-quarter.

Fees from secondary mortgage operations totaled $2.2 million for the first quarter of 2023, up $0.7 million, or 44%, linked-quarter. The increase in secondary mortgage fees is due to higher activity driven by the lower mortgage rate environment plus more loans sold in the secondary market.

Other noninterest income totaled $11.2 million, up $2.1 million, or 23%, from the fourth quarter of 2022. The increase in other noninterest income is primarily related to a higher level of specialty fees (i.e., derivatives and SBIC income), compared to the fourth quarter of 2022.

Noninterest Expense & Taxes

Noninterest expense totaled $200.9 million, up $10.7 million, or 6% linked-quarter.

Personnel expense totaled $115.3 million in the first quarter of 2023, down $3.8 million, or 3% linked-quarter. The decline was primarily related to lower incentive pay, partly offset by higher payroll taxes. Net occupancy and equipment expense totaled $16.9 million in the first quarter of 2023, virtually unchanged from the fourth quarter of 2022. Amortization of intangibles totaled $3.1 million for the first quarter of 2023, down $0.2 million, or 5%, linked-quarter.

ORE and other foreclosed assets expense totaled $0.2 million in the first quarter of 2023. In the fourth quarter of 2022, gains exceeded expenses by $0.8 million.

Other operating expense totaled $65.4 million in the first quarter of 2023, up $13.8 million, or 27%, linked-quarter. The increase in other expenses is primarily due to higher regulatory fees (FDIC Assessment), an increase in pension expense, an increase in data processing expense, and an increase in ad valorem taxes. Additionally, the fourth quarter of 2022 included storm-related benefit.

The effective income tax rate for first quarter 2023 was 20.2%.

Capital

Common stockholders’ equity at March 31, 2023 totaled $3.5 billion, up $188.6 million, or 6%, from December 31, 2022. The tangible common equity (TCE) ratio was 7.16%, up 7 bps from December 31, 2022. The company’s CET1 ratio is estimated to be 11.61% at March 31, 2023, up 20 bps linked-quarter. The company’s share buyback authorization was renewed by the Board of Directors as of January 26, 2023; under this new authorization, the company may purchase up to 4,297,000 shares of its outstanding common stock, replacing the previous stock buyback program that expired on December 31, 2022. No shares were repurchased in the first quarter of 2023.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, April 18, 2023 to review first quarter 2023 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 888-210-2654 or 646-960-0278, access code 6914431.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 25, 2023 by dialing 800-770-2030 or 647-362-9199, access code 6914431.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates loan production offices in Nashville, Tennessee and the greater metropolitan area of Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the Company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” We use the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business.

We define Operating Pre-Provision Net Revenue as total revenue (te) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, any ongoing impact of the COVID-19 pandemic on the economy and our operations, the impacts related to Russia’s military action in Ukraine, Federal Reserve action with respect to interest rates, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, as well as the impact of recent negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
NET INCOME
Net interest income	$284,994	$295,501	$280,307	$245,732	$228,463
Net interest income (TE) (a)	287,578	298,116	282,910	248,317	231,008
Provision for credit losses	6,020	2,487	1,402	(9,761)	(22,527)
Noninterest income	80,330	77,064	85,337	85,653	83,432
Noninterest expense	200,884	190,154	193,502	187,097	179,939
Income tax expense	31,953	36,137	35,351	32,614	31,005
Net income	$126,467	$143,787	$135,389	$121,435	$123,478
PERIOD-END BALANCE SHEET DATA
Loans	$23,404,523	$23,114,046	$22,585,585	$21,846,068	$21,323,341
Securities	8,390,684	8,408,536	8,333,191	8,531,393	8,481,095
Earning assets	34,106,792	31,873,027	31,213,449	31,292,910	32,997,323
Total assets	37,547,083	35,183,825	34,567,242	34,637,525	36,317,291
Noninterest-bearing deposits	12,860,027	13,645,113	14,290,817	14,676,342	14,976,670
Total deposits	29,613,070	29,070,349	28,951,274	29,866,432	30,499,709
Common stockholders' equity	3,531,232	3,342,628	3,180,439	3,349,723	3,450,951
AVERAGE BALANCE SHEET DATA
Loans	$23,086,529	$22,723,248	$22,138,709	$21,657,528	$21,122,038
Securities (b)	9,137,034	9,200,511	9,177,460	8,979,364	8,687,758
Earning assets	32,753,781	32,244,681	31,783,801	32,780,813	33,201,926
Total assets	35,159,050	34,498,915	34,377,773	35,380,247	36,003,803
Noninterest-bearing deposits	12,963,133	13,854,625	14,323,646	14,655,800	14,363,324
Total deposits	28,792,851	28,816,338	29,180,626	29,979,940	30,029,793
Common stockholders' equity	3,412,813	3,228,667	3,405,463	3,383,789	3,607,061
COMMON SHARE DATA
Earnings per share - diluted	$1.45	$1.65	$1.55	$1.38	$1.40
Cash dividends per share	0.30	0.27	0.27	0.27	0.27
Book value per share (period-end)	41.03	38.89	37.12	39.08	39.91
Tangible book value per share (period-end)	30.47	28.29	26.44	28.37	29.25
Weighted average number of shares - diluted	86,282	86,249	86,020	86,354	86,936
Period-end number of shares	86,066	85,941	85,686	85,714	86,460
Market data
High sales price	$54.38	$57.00	$52.65	$53.15	$59.82
Low sales price	34.42	45.64	41.62	42.61	50.25
Period-end closing price	36.40	48.39	45.81	44.33	52.15
Trading volume	39,030	29,996	24,976	27,493	29,005
PERFORMANCE RATIOS
Return on average assets	1.46%	1.65%	1.56%	1.38%	1.39%
Return on average common equity	15.03%	17.67%	15.77%	14.39%	13.88%
Return on average tangible common equity	20.49%	24.64%	21.58%	19.77%	18.66%
Tangible common equity ratio (c)	7.16%	7.09%	6.73%	7.21%	7.15%
Net interest margin (TE)	3.55%	3.68%	3.54%	3.04%	2.81%
Noninterest income as a percentage of total revenue (TE)	21.83%	20.54%	23.17%	25.65%	26.53%
Efficiency ratio (d)	53.76%	49.81%	51.62%	54.95%	56.03%
Average loan/deposit ratio	80.18%	78.86%	75.87%	72.24%	70.34%
Allowance for loan losses as a percentage of period-end loans	1.32%	1.33%	1.36%	1.41%	1.49%
Allowance for credit losses as a percentage of period-end loans (e)	1.46%	1.48%	1.50%	1.55%	1.63%
Annualized net charge-offs to average loans	0.10%	0.02%	0.02%	(0.01)%	0.01%
Allowance for loan losses as a % of nonaccrual loans	569.31%	789.38%	769.00%	809.58%	748.94%
FTE headcount	3,679	3,627	3,607	3,594	3,543
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
NET INCOME
Interest income	$372,603	$345,676	$299,737	$254,864	$236,786
Interest income (TE) (f)	375,187	348,291	302,340	257,449	239,331
Interest expense	87,609	50,175	19,430	9,132	8,323
Net interest income (TE)	287,578	298,116	282,910	248,317	231,008
Provision for credit losses	6,020	2,487	1,402	(9,761)	(22,527)
Noninterest income	80,330	77,064	85,337	85,653	83,432
Noninterest expense	200,884	190,154	193,502	187,097	179,939
Income before income taxes	158,420	179,924	170,740	154,049	154,483
Income tax expense	31,953	36,137	35,351	32,614	31,005
Net income	$126,467	$143,787	$135,389	$121,435	$123,478
NONINTEREST INCOME
Service charges on deposit accounts	$20,622	$22,222	$23,272	$20,495	$21,674
Trust fees	16,734	16,496	16,048	17,309	15,279
Bank card and ATM fees	20,721	20,913	21,412	21,870	20,396
Investment and annuity fees and insurance commissions	8,867	6,832	6,492	8,001	7,427
Secondary mortgage market operations	2,168	1,504	3,284	2,990	3,746
Other income	11,218	9,097	14,829	14,988	14,910
Total noninterest income	$80,330	$77,064	$85,337	$85,653	$83,432
NONINTEREST EXPENSE
Personnel expense	$115,323	$119,147	$118,922	$115,170	$107,396
Net occupancy and equipment expense	16,942	16,927	16,938	16,928	16,547
Other real estate and foreclosed assets expense (income), net	155	(773)	(1,782)	(88)	(1,764)
Other expense	65,350	51,582	55,996	51,501	54,012
Amortization of intangibles	3,114	3,271	3,428	3,586	3,748
Total noninterest expense	$200,884	$190,154	$193,502	$187,097	$179,939
COMMON SHARE DATA
Earnings per share:
Basic	$1.45	$1.65	$1.56	$1.39	$1.40
Diluted	1.45	1.65	1.55	1.38	1.40

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
ASSETS
Commercial non-real estate loans	$10,013,482	$10,146,453	$9,905,427	$9,645,092	$9,584,480
Commercial real estate - owner occupied loans	3,050,748	3,033,058	3,033,133	2,964,474	2,868,233
Total commercial and industrial loans	13,064,230	13,179,511	12,938,560	12,609,566	12,452,713
Commercial real estate - income producing loans	3,758,455	3,560,991	3,686,540	3,641,243	3,563,299
Construction and land development loans	1,726,916	1,703,592	1,541,257	1,408,727	1,286,655
Residential mortgage loans	3,329,793	3,092,605	2,843,723	2,615,807	2,462,900
Consumer loans	1,525,129	1,577,347	1,575,505	1,570,725	1,557,774
Total loans	23,404,523	23,114,046	22,585,585	21,846,068	21,323,341
Loans held for sale	23,436	26,385	33,008	44,253	59,877
Securities	8,390,684	8,408,536	8,333,191	8,531,393	8,481,095
Short-term investments	2,288,149	324,060	261,665	871,196	3,133,010
Earning assets	34,106,792	31,873,027	31,213,449	31,292,910	32,997,323
Allowance for loan losses	(309,385)	(307,789)	(306,116)	(308,175)	(317,843)
Goodwill and other intangible assets	908,533	911,646	914,917	918,345	921,932
Other assets	2,841,143	2,706,941	2,744,992	2,734,445	2,715,879
Total assets	$37,547,083	$35,183,825	$34,567,242	$34,637,525	$36,317,291
LIABILITIES
Noninterest-bearing deposits	$12,860,027	$13,645,113	$14,290,817	$14,676,342	$14,976,670
Interest-bearing transaction and savings deposits	10,660,420	10,726,686	10,902,399	11,334,253	11,460,993
Interest-bearing public fund deposits	3,086,209	3,244,225	2,796,363	2,883,664	3,014,307
Time deposits	3,006,414	1,454,325	961,695	972,173	1,047,739
Total interest-bearing deposits	16,753,043	15,425,236	14,660,457	15,190,090	15,523,039
Total deposits	29,613,070	29,070,349	28,951,274	29,866,432	30,499,709
Short-term borrowings	3,519,497	1,871,271	1,542,981	630,011	1,620,302
Long-term debt	242,115	242,077	236,410	240,091	240,454
Other liabilities	641,169	657,500	656,138	551,268	505,875
Total liabilities	34,015,851	31,841,197	31,386,803	31,287,802	32,866,340
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,030,136	2,026,397	2,024,960	2,020,411	2,051,534
Retained earnings	2,188,561	2,088,413	1,968,260	1,856,489	1,758,693
Accumulated other comprehensive (loss)	(687,465)	(772,182)	(812,781)	(527,177)	(359,276)
Total common stockholders' equity	3,531,232	3,342,628	3,180,439	3,349,723	3,450,951
Total liabilities & stockholders' equity	$37,547,083	$35,183,825	$34,567,242	$34,637,525	$36,317,291
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$25,691	$38,752	$75,719	$151,315	$334,828
CAPITAL RATIOS
Tangible common equity	$2,622,699	$2,430,982	$2,265,522	$2,431,378	$2,529,019
Tier 1 capital (g)	3,369,185	3,279,419	3,154,419	3,034,240	2,963,501
Common equity as a percentage of total assets	9.40%	9.50%	9.20%	9.67%	9.50%
Tangible common equity ratio	7.16%	7.09%	6.73%	7.21%	7.15%
Leverage (Tier 1) ratio (g)	9.63%	9.53%	9.27%	8.68%	8.38%
Common equity tier 1 (CET1) ratio (g)	11.61%	11.41%	11.10%	11.08%	11.12%
Tier 1 risk-based capital ratio (g)	11.61%	11.41%	11.10%	11.08%	11.12%
Total risk-based capital ratio (g)	13.23%	12.97%	12.67%	12.70%	12.82%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended
(in thousands)	3/31/2023	12/31/2022	3/31/2022
ASSETS
Commercial non-real estate loans	$9,940,138	$9,932,218	$9,497,772
Commercial real estate - owner occupied loans	3,044,495	3,037,534	2,867,252
Total commercial and industrial loans	12,984,633	12,969,752	12,365,024
Commercial real estate - income producing loans	3,585,108	3,590,060	3,510,957
Construction and land development loans	1,752,448	1,618,684	1,243,314
Residential mortgage loans	3,214,439	2,968,876	2,441,359
Consumer loans	1,549,901	1,575,876	1,561,384
Total loans	23,086,529	22,723,248	21,122,038
Loans held for sale	22,922	24,825	64,271
Securities (h)	9,137,034	9,200,511	8,687,758
Short-term investments	507,296	296,097	3,327,859
Earning assets	32,753,781	32,244,681	33,201,926
Allowance for loan losses	(309,479)	(307,403)	(338,385)
Goodwill and other intangible assets	910,043	913,223	923,752
Other assets	1,804,705	1,648,414	2,216,510
Total assets	$35,159,050	$34,498,915	$36,003,803
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$12,963,133	$13,854,625	$14,363,324
Interest-bearing transaction and savings deposits	10,650,434	10,810,751	11,423,421
Interest-bearing public fund deposits	3,160,651	2,972,985	3,154,540
Time deposits	2,018,633	1,177,977	1,088,508
Total interest-bearing deposits	15,829,718	14,961,713	15,666,469
Total deposits	28,792,851	28,816,338	30,029,793
Short-term borrowings	2,098,629	1,575,826	1,689,906
Long-term debt	242,096	236,674	241,828
Other liabilities	612,661	641,410	435,215
Common stockholders' equity	3,412,813	3,228,667	3,607,061
Total liabilities & stockholders' equity	$35,159,050	$34,498,915	$36,003,803
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$32,376	$53,934	$430,363

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	3/31/2023			12/31/2022			3/31/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,322.2	$259.1	5.73%	$18,178.5	$240.6	5.25%	$17,119.3	$150.3	3.56%
Residential mortgage loans	3,214.4	28.1	3.49%	2,968.9	25.6	3.45%	2,441.3	21.0	3.44%
Consumer loans	1,549.9	29.2	7.63%	1,575.9	27.2	6.86%	1,561.4	18.4	4.77%
Loan fees & late charges	—	(0.4)	0.00%	—	(0.2)	0.00%	—	4.4	0.00%
Total loans (TE) (j) (k)	23,086.5	316.0	5.54%	22,723.3	293.2	5.12%	21,122.0	194.1	3.72%
Loans held for sale	22.9	0.3	5.21%	24.8	0.3	4.53%	64.3	0.7	4.36%
US Treasury and government agency securities	541.3	3.4	2.49%	500.3	2.9	2.32%	397.8	1.6	1.64%
CMOs and mortgage backed securities	7,668.0	43.3	2.26%	7,769.1	42.8	2.20%	7,352.5	34.5	1.88%
Municipals (TE)	904.3	6.7	2.98%	907.5	6.8	2.97%	916.5	6.7	2.93%
Other securities	23.5	0.2	3.50%	23.6	0.2	3.50%	21.0	0.2	3.31%
Total securities (TE) (l)	9,137.1	53.6	2.35%	9,200.5	52.7	2.29%	8,687.8	43.0	1.98%
Total short-term investments	507.3	5.3	4.27%	296.1	2.1	2.88%	3,327.8	1.5	0.19%
Average earning assets yield (TE)	$32,753.8	$375.2	4.63%	$32,244.7	$348.3	4.29%	$33,201.9	$239.3	2.91%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,650.4	$27.3	1.04%	$10,810.7	$14.6	0.53%	$11,423.4	$1.1	0.04%
Time deposits	2,018.6	13.4	2.70%	1,178.0	3.2	1.09%	1,088.5	0.6	0.24%
Public funds	3,160.7	23.7	3.04%	2,973.0	18.2	2.43%	3,154.6	2.1	0.26%
Total interest-bearing deposits	15,829.7	64.4	1.65%	14,961.7	36.0	0.96%	15,666.5	3.8	0.10%
Short-term borrowings	2,098.6	20.1	3.88%	1,575.8	11.1	2.79%	1,689.9	1.4	0.34%
Long-term debt	242.1	3.1	5.11%	236.7	3.1	5.21%	241.8	3.1	5.17%
Total borrowings	2,340.7	23.2	4.00%	1,812.5	14.2	3.10%	1,931.7	4.5	0.95%
Total interest-bearing liabilities cost	18,170.4	87.6	1.95%	16,774.2	50.2	1.19%	17,598.2	8.3	0.19%
Net interest-free funding sources	14,583.4			15,470.5			15,603.7
Total cost of funds	32,753.8	87.6	1.08%	32,244.7	50.2	0.62%	33,201.9	8.3	0.10%
Net Interest Spread (TE)		$287.6	2.67%		$298.1	3.11%		$231.0	2.72%
Net Interest Margin (TE)	$32,753.8	$287.6	3.55%	$32,244.7	$298.1	3.68%	$33,201.9	$231.0	2.81%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $0.8 million, $0.8 million and $1.5 million for the three months ended March 31, 2023. December 31, 2022, and March 31, 2022, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2023	12/31/2022	3/31/2022
Nonaccrual loans (m)	$54,344	$38,991	$42,439
ORE and foreclosed assets	1,976	2,017	6,345
Total nonaccrual loans + ORE and foreclosed assets	$56,320	$41,008	$48,784
Nonaccrual loans as a percentage of loans	0.23%	0.17%	0.20%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.24%	0.18%	0.23%
Accruing loans 90 days past due	$13,155	$4,585	$4,258
Accruing loans 90 days past due as a percentage of loans	0.06%	0.02%	0.02%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$10
Modified loans - still accruing as a % of loans	0.00%
Restructured loans - still accruing		$1,907	$2,903
Restructured loans - still accruing as a % of loans		0.01%	0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$307,789	$306,116	$342,065
Provision for loan losses	7,315	2,646	(23,903)
Charge-offs	(7,972)	(4,643)	(5,385)
Recoveries	2,253	3,670	5,066
Net charge-offs	(5,719)	(973)	(319)
Ending Balance	$309,385	$307,789	$317,843
Reserve for Unfunded Lending Commitments:
Beginning balance	$33,309	$33,468	$29,334
Provision for losses on unfunded lending commitments	(1,295)	(159)	1,376
Ending balance	$32,014	$33,309	$30,710
Total Allowance for Credit Losses	$341,399	$341,098	$348,553
Total Provision for Credit Losses	$6,020	$2,487	$(22,527)
Allowance for loan losses as a percentage of period-end loans	1.32%	1.33%	1.49%
Allowance for credit losses as a percentage of period-end loans	1.46%	1.48%	1.63%
Allowance for loan losses as a % of nonaccrual loans	569.31%	789.38%	748.94%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$3,355	$(1,201)	$(814)
Residential mortgage loans	(161)	(251)	(19)
Consumer loans	2,525	2,425	1,152
Total net charge-offs	$5,719	$973	$319
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.07%	(0.03)%	(0.02)%
Residential mortgage loans	(0.02)%	(0.03)%	(0.00)%
Consumer loans	0.66%	0.61%	0.30%
Total net charge-offs as a percentage of average loans	0.10%	0.02%	0.01%

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $1.6 million at March 31, 2023 and troubled debt restructured loans totaling $2.6 million, and $3.6 million at December 31, 2022, and March 31, 2022, respectively. The definition of reportable modifcations/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the 2022 Annual Report for a discussion of this standard.

(n) Reflects the balance outstanding at March 31, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the 2022 Annual Report for a discussion of this standard. Periods presented prior to that date reflect the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Nonaccrual loans (m)	$54,344	$38,991	$39,807	$38,066	$42,439
ORE and foreclosed assets	1,976	2,017	2,085	3,467	6,345
Total nonaccrual loans + ORE and foreclosed assets	$56,320	$41,008	$41,892	$41,533	$48,784
Nonaccrual loans as a percentage of loans	0.23%	0.17%	0.18%	0.17%	0.20%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.24%	0.18%	0.19%	0.19%	0.23%
Accruing loans 90 days past due	$13,155	$4,585	$2,600	$4,697	$4,258
Accruing loans 90 days past due as a percentage of loans	0.06%	0.02%	0.01%	0.02%	0.02%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$10
Modified loans - still accruing as a % of loans	0.00%
Restructured loans - still accruing		$1,907	$1,925	$2,492	$2,903
Restructured loans - still accruing as a % of loans		0.01%	0.01%	0.01%	0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$309,385	$307,789	$306,116	$308,175	$317,843
Reserve for unfunded lending commitments	32,014	33,309	33,468	31,303	30,710
Total allowance for credit losses	$341,399	$341,098	$339,584	$339,478	$348,553
Total provision for credit losses	$6,020	$2,487	$1,402	$(9,761)	$(22,527)
Allowance for loan losses as a percentage of period-end loans	1.32%	1.33%	1.36%	1.41%	1.49%
Allowance for credit losses as a percentage of period-end loans	1.46%	1.48%	1.50%	1.55%	1.63%
Allowance for loan losses as a % of nonaccrual loans	569.31%	789.38%	769.00%	809.58%	748.94%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$3,355	$(1,201)	$(270)	$(1,611)	$(814)
Residential mortgage loans	(161)	(251)	(894)	(448)	(19)
Consumer loans	2,525	2,425	2,460	1,373	1,152
Total net charge-offs	$5,719	$973	$1,296	$(686)	$319
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.07%	(0.03)%	(0.01)%	(0.04)%	(0.02)%
Residential mortgage loans	(0.02)%	(0.03)%	(0.13)%	(0.07)%	(0.00)%
Consumer loans	0.66%	0.61%	0.62%	0.35%	0.30%
Total net charge-offs as a percentage of average loans:	0.10%	0.02%	0.02%	(0.01)%	0.01%
AVERAGE LOANS
Commercial & real estate loans	$18,322,189	$18,178,496	$17,855,937	$17,562,053	$17,119,295
Residential mortgage loans	3,214,439	2,968,876	2,713,383	2,534,600	2,441,359
Consumer loans	1,549,901	1,575,876	1,569,389	1,560,875	1,561,384
Total average loans	$23,086,529	$22,723,248	$22,138,709	$21,657,528	$21,122,038

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $1.6 million at March 31, 2023 and troubled debt restructured loans totaling $2.6 million, $2.8 million, $3.2 million, and $3.6 million, at December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively. The definition of reportable modifcations/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the 2022 Annual Report for a discussion of this standard.

(n) Reflects the balance outstanding at March 31, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the 2022 Annual Report for a discussion of this standard. Periods persented prior to that date reflect the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended
(in thousands)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net interest income	$284,994	$295,501	$280,307	$245,732	$228,463
Noninterest income	80,330	77,064	85,337	85,653	83,432
Total revenue	365,324	372,565	365,644	331,385	311,895
Taxable equivalent adjustment (n)	2,584	2,615	2,603	2,585	2,545
Nonoperating revenue	—	—	—	—	—
Operating revenue (TE)	367,908	375,180	368,247	333,970	314,440
Noninterest expense	(200,884)	(190,154)	(193,502)	(187,097)	(179,939)
Nonoperating expense	—	—	—	—	—
Operating pre-provision net revenue (TE)	$167,024	$185,026	$174,745	$146,873	$134,501

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.